UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-31719 (Commission File Number)	13-4204626 (I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     In both its Quarterly Report on Form 10-Q filed on May 7, 2007 and its Quarterly Report on Form 10-Q filed on August 7, 2007, the Company had included certain tables summarizing various categories of unaudited financial information by individual health plan. The four categories are: premium revenue, medical care costs, medical care ratio, and premium taxes. The tables included in the Company’s two Form 10-Q filings covered the first and second quarters of 2007, and the first and second quarters of 2006.
     Attached hereto as Exhibit 99.1 and incorporated herein by reference is the same plan-level financial information covering the third and fourth quarters of 2006. For ease of reference, a total of ten tables are presented in chronological order starting with the first quarter of 2006, six of which tables were previously filed and four of which are being filed originally herewith. All financial information in the tables is unaudited. The first three tables and the eighth through tenth tables as presented were previously filed as part of the Company’s Form 10-Q for the relevant time periods as described above. The fourth through seventh tables presented, which show the same plan-level financial information for the three months ended September 30, 2006, the nine months ended September 30, 2006, the three months ended December 31, 2006, and the twelve months ended December 31, 2006, respectively, are new.
     The Company believes the four new tables covering its 2006 fiscal year will better allow readers to track on a continuous basis over time the historical performance of its individual health plans. The Company will file the corresponding tables for the quarter and nine months ended September 30, 2007 when it files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and likewise will file the corresponding tables for the quarter and twelve months ended December 31, 2007 when it files its Annual Report on Form 10-K for the year ended December 31, 2007.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
No.	Description
99.1	Tables summarizing by quarter and by health plan premium revenue, medical care costs, medical care ratio, and premium taxes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.
Date: September 19, 2007	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Tables summarizing by quarter and by health plan premium revenue, medical care costs, medical care ratio, and premium taxes.